Exhibit 10.43

INTERACTIVE DATA CORPORATION

2000 LONG-TERM INCENTIVE PLAN

2006 AMENDMENT

Interactive Data Corporation (the “Company”) hereby amends the Interactive Data Corporation 2000 Long-Term Incentive Plan (the “Plan”) as set forth below.

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For purposes of any Award granted or made to any person in the United Kingdom under the Interactive Data Corporation 2000 Long Term Incentive Plan (the “Plan”), the Plan is amended in the following respects:

1. Section 5 of Plan shall be read and construed as follows:

“Eligibility. Employees of the Company or its Parent or any Subsidiary are eligible to be granted Awards under the Plan.”

2. The Award Agreement in respect of any Award made pursuant to this Schedule shall state that such Award is granted pursuant to this Schedule.

In all other respects the Plan as drafted will apply to Awards granted to individuals in the United Kingdom. Nothing in this schedule shall modify the Plan with respect to Awards granted to participants in jurisdictions other than the United Kingdom.

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3. Further Amendments. Except as hereinabove specifically amended, all provisions of the Plan shall continue in full force and effect; provided, however, that the Company hereby reserves the power from time to time to further amend the Plan.

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IN WITNESS WHEREOF, the Company has caused this 2006 Amendment to be executed in its name and on its behalf this 15th day of July, 2006.

INTERACTIVE DATA CORPORATION

By	/s/ Stuart J. Clark
Stuart J. Clark, Chief Executive Officer

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